UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 14, 2014

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANANGEMENTS OF CERTAIN OFFICERS

On October 14, 2014, Mr. Sydney Rollock resigned his position as Chief Marketing and Sales Officer of MusclePharm Corporation (“MusclePharm” or the “Company”).

Simultaneously with Mr. Rollock’s resignation as an employee of the Company, Mr. Rollock and the Company entered into a Separation and Release of Claims Agreement (the “Release Agreement”) pursuant to which Mr. Rollock ended his employment with the Company.

Pursuant to the Release Agreement, Mr. Rollock shall receive (i) his current base salary up to and including December 31, 2014, (ii) $112,500, to be paid on December 31, 2014, and (iii) all unvested restricted stock units owned by Mr. Rollock pursuant to a previously executed RSU Agreement (as it is defined the Release Agreement) shall vest as scheduled notwithstanding Mr. Rollock’s resignation, in exchange for releasing and discharging the Company and its affiliates and subsidiaries from any and all claims of any kind arising out of, or related to, his employment and separation from employment with the Company.

Mr. Rollock’s resignation was not as a result of any disagreements with the Company’s operations, policies or practices.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Separation and Release of Claims Agreement, dated October 10, 2014, between MusclePharm Corporation and Sydney Rollock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: October 20, 2014
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer